Exhibit 24.1

                                POWER OF ATTORNEY

     Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints Thomas D. Ferguson and J.C. Lowenberg III, and each of them, his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign an annual report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K") and to sign any and all amendments to the Form 10-K, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Date:  March 31, 1997


     Signature                                 Title
     ---------                                 -----


/s/ William R. Cooper                 Chief Executive Officer and Chairman of
---------------------                   the Board
William R. Cooper

/s/ Lewis A. Levey                    Vice Chairman and Director
------------------
Lewis A. Levey

/s/ Robert H. Gidel                   Chief Operating Officer, President and
-------------------                      Director
Robert H. Gidel

/s/ Thomas R. Delatour, Jr.           Director
---------------------------
Thomas R. Delatour, Jr.

/s/ Richard J. Haayen                 Director
---------------------
Richard J. Haayen

/s/ Douglas D. Hawthorne              Director
------------------------
Douglas D. Hawthorne

                                      Director
----------------
William S. Janes

                                      Director
--------------
John H. Massey

                                      Director
------------------
Joseph R. Musolino

/s/ Don M. Shine                      Director
----------------
Don M. Shine